Exhibit 32.1 and 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, William M. Goodyear, Chairman and Chief Executive Officer of Navigant Consulting, Inc., and I, Ben W. Perks, Executive Vice President and Chief Financial Officer of Navigant Consulting, Inc., certify that (i) the SEC Form 10-K as of and for the period ended December 31, 2005 (“Form 10-K”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in said Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Navigant Consulting, Inc.

/s/ WILLIAM M. GOODYEAR
William M. Goodyear Chairman and Chief Executive Officer March 14, 2006

/s/ BEN W. PERKS
Ben W. Perks Executive Vice President and Chief Financial Officer March 14, 2006